FOR IMMEDIATE RELEASE                                             EXHIBIT 99

     ANALYST CONTACT:                                             MEDIA CONTACT:
     John S. Heneghan                                             Doreen Lubeck
     312-822-1908                                                 773-583-4331


              CNA SURETY REPORTS STRONG FOURTH QUARTER RESULTS

CHICAGO, ILLINOIS, FEBRUARY 18, 1998 -- CNA SURETY CORPORATION (NYSE:SUR) today reported strong operating results for the fourth quarter ended December 31, 1997. On a diluted basis, net income per share was 25 cents compared to pro forma net income per share of 10 cents for the fourth quarter of 1996. Operating earnings per share for the quarter were 25 cents versus pro forma operating earnings per share of 13 cents. Pro forma net income and operating earnings per share exclude estimated pro forma investment income of 6 cents. These results reflect the continued strong underwriting results of all the merged business units. The merger that formed CNA Surety Corporation was completed on September 30, 1997, combining the surety business of CNA Financial ("CNA") with Capsure Holdings Corp.'s ("Capsure") principal insurance subsidiaries, Western Surety Company ("Western Surety") and Universal Surety of America ("Universal Surety").

     Operating earnings exclude investment gains (losses) and fourth quarter 1996 non-recurring merger related costs of Capsure. Pro forma operating results include the surety business of CNA, Western Surety and Universal Surety as if the businesses had been combined on January 1, 1996.

     "We are extremely pleased with the strong underwriting results of our combined businesses in the fourth quarter of 1997, particularly in light of the continued competitive conditions in a number of our market segments," said Mark
C. Vonnahme, president and CEO of CNA Surety. "Our results clearly support our status as the premier surety company in the U.S., with superior marketing capabilities and a vast national distribution system that provides responsive customer service while maintaining disciplined underwriting policies."

     "A natural extension to our U.S. operations is to identify surety opportunities abroad, and, in the fourth quarter, we expanded our international market initiatives. We are committed to providing the growing international surety and credit market with high-quality products and services and anticipate this will enhance our long-term growth potential."

     Net written premiums for the fourth quarter of 1997 increased 24% to $74.0 million compared to the pro forma combined results of $59.8 million for the fourth quarter of 1996. Net written premiums for commercial surety increased 64% for the quarter to $41.3 million, primarily due to the addition of approximately $10 million in international surety and credit business and $3.8 million in return premium from reinsurers. Net written premiums for contract surety decreased 8% for the quarter to $27.8 million. Net written premiums for fidelity and other increased 9% for the quarter to $4.9 million.



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


     The Company's combined ratio improved to 76.9% for the fourth quarter ended December 31, 1997, compared to the pro forma combined ratio for the quarter ended December 31, 1996 of 85.0%. The Company's loss ratio was 18.5% for the 1997 fourth quarter compared to a pro forma loss ratio of 18.8% for the same period in 1996. The loss and combined ratios for the fourth quarter of 1997 and the pro forma fourth quarter of 1996 include $0.6 million and $4.9 million, respectively, in favorable loss reserve development. The expense ratio decreased to 58.4% in the fourth quarter 1997 compared to 66.2% in 1996. The decline in the Company's expense ratio for the quarter was largely due to the increased operating leverage of the combined organization as net earned premiums advanced 9% for the quarter.

     For the year ended December 31, 1997, net written premiums for the surety business of CNA and Capsure were $158.1 million and $99.0 million, respectively. The application of these amounts under the terms of the "lookback" provisions of the merger agreement and the determination of the effects, if any, on ownership percentages are matters that are subject to the normal review process contemplated in the agreement. At the conclusion of this process, either no adjustment will be made to CNA's 61.75% and the former Capsure stockholders' 38.25% ownership percentages of CNA Surety under the terms of the merger agreement described in the Company's Registration Statement on Form S-4, or an adjustment of such ownership percentages of up to 0.96% in favor of the minority stockholders could be made.

     CNA Surety Corporation, through its principal subsidiaries, Western Surety Company and Universal Surety of America, provides surety and fidelity bonds in all 50 states through a combined network of approximately 120,000 independent agents.

     CNA is a registered service mark and trade name of CNA Financial
Corporation.

                                   #  #  #

-- Chart Follows--
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, product and policy demand and market response risks, the effect of economic conditions, the impact of competitive products, policies and pricing, product and policy development, regulatory changes and conditions, rating agency policies and practices, development of claims and the effect on loss reserves, the performance of reinsurance companies under reinsurance contracts with the Company, investment portfolio developments and reaction to market conditions, the results of financing efforts, the actual closing of contemplated transactions and agreements, the effect of the Company's accounting policies, and other risks detailed in the Company's Securities and Exchange Commission filings. No assurance can be given that the actual results of operations and financial condition will conform to the forward-looking statements contained herein.


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


CNA SURETY CORPORATION
Press Release Investor Data
(Amounts in thousands, except per share data)


                                                          THREE MONTHS ENDED
                                                              DECEMBER 31,
                                                         ----------------------
                                                            1997        1996
                                                         ---------  -----------
OPERATING RESULTS:                                                  (PRO FORMA)

Gross written premiums                                    $75,252      $64,126
                                                          =======      =======

Net written premiums                                      $73,989      $59,808
                                                          =======      =======

Revenues:
 Net earned premiums                                      $65,433      $59,869
 Net investment income (1)                                  5,766        2,866
 Net investment gains                                          85           19
                                                          -------      -------
    Total revenues                                         71,284       62,754
                                                          -------      -------

Expenses:
 Net losses and loss adjustment expenses                   12,134       11,237
 Net commissions, brokerage and other                      38,213       39,643
 Interest expense                                           1,831        1,807
 Amortization of intangible assets                          1,447        1,447
 Non-recurring merger costs                                    --        1,524
                                                          -------      -------
    Total expenses                                         53,625       55,658
                                                          -------      -------

Income before income taxes                                 17,659        7,096

Income taxes                                                6,663        2,751
                                                          -------      -------

NET INCOME                                                $10,996      $ 4,345
                                                          =======      =======

Earnings per common share                                    $.25         $.10
                                                          =======      =======

Earnings per common share, assuming dilution                 $.25         $.10
                                                          =======      =======

Weighted average shares outstanding                        43,302       43,302
                                                          =======      =======

Weighted average shares outstanding, assuming dilution     43,552       43,552
                                                          =======      =======

PER SHARE DATA:
Net income                                                   $.25         $.10
Net investment gains                                          .00          .00
Non-recurring merger costs                                    .00          .03
                                                             ----         ----

OPERATING EARNINGS                                           $.25         $.13
                                                             ====         ====



________________________________________________
See notes to Press Release Investor Data on page 4.



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


CNA SURETY CORPORATION
Press Release Investor Data
(Amounts in thousands, except per share data)


                                               THREE MONTHS ENDED             YEARS ENDED
                                                  DECEMBER 31,                DECEMBER 31,
                                             ------------------------    ----------------------
                                                1997          1996          1997        1996
                                             ----------    ----------    ----------  ----------
                                                           (PRO FORMA)         (PRO FORMA)
UNDERWRITING RESULTS: (2)

Net written premiums:
  Contract                                   $27,836       $30,170        $118,138     $118,268
  Commercial                                  41,272        25,157         118,160       97,407
  Fidelity and other                           4,881         4,481          20,769       19,511
                                             -------       -------        --------     --------
                                             $73,989       $59,808        $257,067     $235,186
                                             =======       =======        ========     ========

Net earned premiums                          $65,433       $59,869        $243,425     $238,330
Net losses and loss adjustment expenses (3)   12,134        11,237           5,648       41,450
Net commissions, brokerage and other          38,213        39,643         150,631      150,198
                                             -------       -------        --------     --------
Underwriting income                          $15,086       $ 8,989        $ 87,146     $ 46,682
                                             =======       =======        ========     ========

Loss ratio (3)                                  18.5%         18.8%            2.3%        17.4%
Expense ratio                                   58.4          66.2            61.9         63.0
                                             -------       -------        --------     --------
Combined ratio (3)                              76.9%         85.0%           64.2%        80.4%
                                             =======       =======        ========     ========

                                                                        DECEMBER 31,  September 30,
CONSOLIDATED BALANCE SHEET DATA:                                           1997          1997
                                                                        -----------   ------------
Invested assets and cash                                                  $419,667     $271,179
Receivable from affiliates                                                      --      116,939
Intangible assets                                                          161,962      163,409
Total assets                                                               734,705      691,872
Insurance reserves                                                         304,217      286,884
Long-term debt                                                             118,000      105,000
Total Shareholders' equity                                                 266,882      255,071

Book value per share                                                         $6.16        $5.89
                                                                          ========     ========

Outstanding shares                                                          43,320       43,294
                                                                          ========     ========

________________________________________
NOTES TO PRESS RELEASE INVESTOR DATA

(1) Investment income for the three months ending December 31, 1996 excludes pro forma investment income on merger related cash flows of $3,794
     ($2,466 net of tax or $.06 in pro forma earnings per share). The additional pro forma investment income is primarily a result of investing merger related cash flows in high-quality, taxable fixed income securities with an average duration of approximately 3 years, yielding 6.4%.

(2) Pro Forma underwriting results include the surety business of CNA Financial, Western Surety and Universal Surety as if the businesses had been combined on January 1, 1996.

(3)  Includes the effect of recording revisions of prior year reserves.
     The dollar amount and the percentage point effect on the loss ratio of these reserve revisions, all of which were deductions, were $647 or 1.0% and $4,873 or 8.1% for the three months ending December 31, 1997 and 1996 respectively and $40,886 or 16.8% and $16,642 or 7.0% for the years ending December 31, 1997 and 1996, respectively.



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